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                                      FORM 8-A

                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549


                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                                  NETGRAVITY, INC.
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               (Exact name of registrant as specified in its charter)


               DELAWARE                                77-0410283
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)



1700 S. AMPHLETT BLVD., SUITE 350, SAN MATEO, CALIFORNIA    94402-2715
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(Address of principal executive offices)                    (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

                                       NONE.
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Securities to be registered pursuant to Section 12(g) of the Act:

                           COMMON STOCK, $.001 PAR VALUE.
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The class of securities to be registered hereunder is Common Stock, $.OO1 par value per share, of NetGravity, Inc. (the "Registrant").
          The description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registration Statement on Form S-1 (File No. 333-51007), as originally filed or subsequently amended (the "Registration Statement on Form S-1"), which Registration Statement on Form S-1 was originally filed with the Securities and Exchange Commission by the Registrant on April 24, 1998, is incorporated herein by reference.

ITEM 2.   EXHIBITS.

          The following exhibits are filed as part of this registration statement:


          Number    Description
          ------    ------------
          3.1 *     Amended and Restated Certificate of Incorporation of the
                    Registrant.
          3.2 *     Form of Certificate of Amendment to Amended and Restated
                    Certificate of Incorporation.
          3.3 *     Amended and Restated Bylaws of the Registrant.
          4.1 *     Specimen certificate representing shares of Common Stock of the Registrant.
          4.2 *     Second Amended and Restated Registration and Information
                    Rights Agreement.



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* Incorporated herein by reference to the exhibits of the same number in the
  Registrant's Registration Statement on Form S-1.





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                                     SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: May 15, 1998                 NETGRAVITY, INC.


                                   By:  /s/ John W. Danner
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                                        John W. Danner
                                        Chairman and Chief Executive Officer